UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2008 (February 12, 2008)

Big Sky Industries IV, Inc.

______________________________________________

(Exact name of Registrant as specified in its charter)

Florida	0-320873	59-3647187
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7557 West Sand Lake Road, Suite 153, Orlando, Florida		32819
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(407)-538-5902

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2009, pursuant to the terms of a stock purchase agreement by and among the registrant, HK Group, Corp., Ramon Chimelis, the registrant’s sole officer and director, and David Bovi, a non-affiliate; HK Group, Corp. purchased 100% of the issued and outstanding shares of common stock of the registrant from Ramon Chimelis, who owned 95.24% of the registrant’s outstanding common stock; and David Bovi, who owned 4.76% of the registrant’s outstanding common stock. The aggregate purchase price paid for all of the outstanding common stock of the Company was $13,667.

Item 5.01.  Change in Control of Registrant.

On February 12, 2009, pursuant to the terms of a stock purchase agreement by and among the registrant, HK Group, Corp., Ramon Chimelis, the registrant’s sole officer and director, and David Bovi, a non-affiliate; HK Group, Corp. purchased 100% of the issued and outstanding shares of common stock of the registrant from Ramon Chimelis, who owned 95.24% of the registrant’s outstanding common stock; and David Bovi, who owned 4.76% of the registrant’s outstanding common stock. The aggregate purchase price paid for all of the outstanding common stock of the Company was $13,667, which purchase price was paid in cash from HK Group, Corp.’s working capital. HK Group, Corp. intends for Ramon Chimelis to continue to serve as the registrant’s sole officer and director.

Additional information concerning the registrant can be found in the registrant’s Form 10-SB filed in December 2000, along with all other reports subsequently filed with the Commission pursuant to the requirements of the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit

Description

10.1

Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Big Sky Industries IV, Inc. (Registrant)

February 12, 2009	By:	/s/ Ramon Chimelis
	Name:	Ramon Chimelis
	Title:	President